As filed with the Securities and Exchange Commission on June 3, 1997.
                                                Registration No. 333-__________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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   Incorporated         PROVIDENT FINANCIAL GROUP, INC.        I.R.S. Employer
  Under the Laws       (Known as Provident Bancorp, Inc.      Identification No.
     of Ohio                  until June 2, 1997)                 31-0982792
                             One East Fourth Street
                             CINCINNATI, OHIO 45202
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                                      1997
                                STOCK OPTION PLAN

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                               Mark E. Magee, Esq.
                         Provident Financial Group, Inc.
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-2861
                         (Agent for Service of Process)

                         CALCULATION OF REGISTRATION FEE

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                                       Proposed        Proposed
                                        Maximum         Maximum
    Title of           Amount          Offering        Aggregate      Amount of
   Securities           To Be            Price         Offering     Registration
To Be Registered    Registered(1)    Per Share(2)      Price(2)        Fee(3)

  Common Stock,       4,000,000         $39.625    $158,500,000.00     $48,031
  No par value         Shares



(1) This Registration Statement is filed for up to 4,000,000 shares issuable upon the exercise of options granted pursuant to the 1997 Stock Option Plan.

(2)      Estimated to calculate registration fee.

(3) Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on May 28, 1997 of $39.625 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The following documents filed by Provident Financial Group, Inc., formerly known as Provident Bancorp, Inc. (the "Company"), with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:


         1. The Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1996.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         3. The description of the Company's Common Stock contained in the Registration Statement on Form 10 filed on September 10, 1980 under the Securities Exchange Act of 1934.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.           Description of Securities

         Not Applicable.


Item 5.           Interests of Named Experts and Counsel

         The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, P.L.L., 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Attorneys of Keating, Muething & Klekamp own 86,805 shares of the Company's Common Stock.

Item 6.           Indemnification of Directors and Officers

         Ohio Revised Code, Section 1701.13(E), allows indemnification by the registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the registrant, by reason of the fact that he is or was a director, officer, employee or agent of the registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the registrant unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. The registrant's Code of Regulations extends such indemnification.


Item 7.           Exemption from Registration Claimed

         Not Applicable.


Item 8.           Exhibits*


  Exhibit 4                   Provident Financial Group, Inc. 1997 Stock
                              Option Plan
  Exhibit 5                   Opinion of Keating, Muething & Klekamp, P.L.L.
  Exhibit 23.1                Consent of Ernst & Young, L.L.P.
  Exhibit 23.2                Consent of Keating, Muething & Klekamp, P.L.L.
                              (contained in Exhibit 5)
  Exhibit 24 Power of Attorney (contained in the signature page)


Item 9.           Undertakings

         9.1 The undersigned registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section
--------
         *All Exhibits filed herewith.

10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individu ally or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         9.2 The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         9.3 The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         9.4 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on June 2, 1997.

                                   PROVIDENT FINANCIAL GROUP,INC.



                                   By:  /s/ Allen L. Davis
                                      ----------------------------------------
                                      Allen L. Davis
                                      Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below marked with an asterisk hereby authorizes Allen L. Davis or Philip R. Myers or John R. Farrenkopf as attorney-in-fact to sign on his behalf individually and in each capacity indicated below, any amendments, including post-effective amendments, to this Registration Statement.


   Signature                       Capacity                      Date

*/s/ Allen L. Davis             Chief Executive               June 2, 1997
-----------------------         Officer and Director
Allen L. Davis                  (Principal Executive
                                Officer)

*/s/ John R. Farrenkopf         Vice President and            June 2, 1997
-----------------------
John R. Farrenkopf              Chief Financial
                                Officer (Principal
                                Financial Officer
                                and Principal
                                Accounting Officer)

*/s/ Jack M. Cook               Director                      June 2, 1997
----------------------
Jack M. Cook


*/s/ Thomas D. Grote, Jr.       Director                      June 2, 1997
-------------------------
Thomas D. Grote, Jr.


*/s/ Philip R. Myers         Senior Vice                    June 2, 1997
-------------------------    President and
Phillip R. Myers             Director

*/s/ Joseph A. Pedoto
-------------------------
Joseph A. Pedoto             Director                       June 2, 1997


*/s/ Sidney A. Peerless      Director                       June 2, 1997
-------------------------
Sidney A. Peerless


*/s/Joseph A. Steger         Director                       June 2, 1997
------------------------
Joseph A. Steger




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